Continental Building Products Reports Second Quarter 2016 Results

Herndon, Virginia, August 3, 2016. Continental Building Products, Inc. (NYSE: CBPX) (the Company), a leading manufacturer of wallboard and gypsum-based products, announced today results for the second quarter ended June 30, 2016.
Highlights of Second Quarter 2016 as Compared to Second Quarter 2015

•	Net sales of $117.1 million rose by 5.5%

•	Net income improved to $12.7 million compared to a loss of $0.1 million

•	Adjusted EBITDA[1] of $35.1 million up from $33.3 million

•	Gross margin of 28.5%, expanded by 190 basis points

•	Earnings per share increased to $0.31

•	Wallboard volumes of 643 million square feet improved by 13.4%

•	Deployed $15.0 million to reduce debt and $5.0 million to repurchase common stock

•	Board of Directors authorizes expansion of stock repurchase program from up to $50.0 million to up to $100 million
“We are pleased to achieve another quarter of EBITDA growth and significant cash flow generation reflecting the strength of our highly efficient, low cost operations,” stated Jay Bachmann, Continental’s Chief Executive Officer. “For the second consecutive quarter, we experienced stronger demand in our markets east of the Mississippi which generated a 13% increase in wallboard volume versus the prior year. We converted the majority of EBITDA into operating cash flow which we deployed in share repurchases and debt repayments to enhance shareholder returns. As we look to the back half of 2016, we remain committed to executing our operational initiatives and taking advantage of value-enhancing opportunities including the expanded stock repurchase program announced today."
The Company announced today that its Board of Directors has authorized an expansion of its stock repurchase program from up to $50 million to up to $100 million. The program has also been extended from the end of 2016 to the end of 2017. To date, the Company has repurchased $30.5 million under the stock repurchase program at an average price of $17.35 per share.
Second Quarter 2016 Results vs. Second Quarter 2015
Wallboard volumes increased to 643 million square feet (MMSF), compared to 567 MMSF in the prior year quarter, helped by continued stronger demand in the construction markets. Net sales were up $6.1 million to $117.1 million on higher volumes, compared to $111.0 million in the prior year quarter, partially offset by lower average mill net price2 of $144.86, compared to $156.85 in the prior year quarter.
Gross profit was $33.4 million, compared to $29.5 million in the prior year quarter. The gross margin of 28.5% was up from 26.6% in the prior year quarter, primarily as a result of improved raw material prices, operating leverage on higher volumes and cost savings initiatives throughout our plant network.

1 See the financial schedules at the end of this press release for a reconciliation of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted earnings per share, which are non-GAAP financial measures, to relevant GAAP financial measures.
2 Mill net price represents average selling price per thousand square feet (MSF), net of freight and delivery costs.

SG&A expense was $10.2 million compared to $9.4 million in the prior year quarter, or 8.7% as a percentage of net sales compared to 8.4% in the prior year quarter.
Operating income was $23.2 million, compared to $4.3 million in the prior year quarter.
Interest expense decreased 12.8% to $3.6 million, compared to $4.2 million in the prior year quarter, reflecting our continued reduction of long-term debt.
Net income for the second quarter 2016 grew to $12.7 million, or $0.31 per share, compared to a net loss of $0.1 million, or $0.00 per share, in the second quarter 2015. Adjusted net income1 increased 25.1% to $12.7 million, compared to $10.2 million in the prior year quarter. Adjusted earnings per share1 increased 34.8% to $0.31 per share, compared to $0.23 per share in the prior year quarter. Adjusted EBITDA1 of $35.1 million increased from $33.3 million in the prior year quarter, up 5.4%.
Balance Sheet and Cash Flow
As of June 30, 2016, the Company had cash of $15.7 million and total outstanding borrowing under the credit agreement of $272.0 million. During the three months ended June 30, 2016, the Company generated cash flows from operations of $32.7 million and incurred $1.9 million of capital expenditures and software development costs.
In the second quarter of 2016, the Company repurchased 231,980 shares of its common stock at an aggregate purchase price of $5.0 million as part of its $50.0 million share repurchase program. Through June 30, 2016, the Company has deployed a total of $30.5 million for share repurchases under the $50.0 million program at an average of $17.35 per share. In the second quarter of 2016, the Company also deployed cash for the voluntary repayment of $15.0 million of debt with the next principal payment on the Company’s debt not due until August 2020.
Investor Conference Webcast and Conference Call:
The Company will host a webcast and conference call on Wednesday, August 3, 2016 at 5:00 p.m. Eastern time to review second quarter 2016 financial results and discuss recent events and conduct a question-and-answer period. The live webcast will be available on the Investor Relations section of the Company’s website at www.continental-bp.com. To participate in the call, please dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of the conference call will be available through September 3, 2016, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13634638.
About Continental Building Products
Continental Building Products is a leading North American manufacturer of gypsum wallboard and complementary finishing products. The Company is headquartered in Herndon, Virginia with operations serving the residential, commercial and repair and remodel construction markets primarily in the eastern United States and eastern Canada. For additional information, visit www.continental-bp.com.
Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year 2015 and its Quarterly Reports on Form 10-Q for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.
Contact Information:
Investor Relations:
Tel.: 703-480-3980
Investorrelations@continental-bp.com

Continental Building Products, Inc.
Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(in thousands, except share data and per share amounts)
Net Sales	$117,115	$110,996	$228,600	$203,172
Costs, expenses and other income:
Cost of goods sold	83,744	81,516	163,699	153,191
Selling and administrative	10,163	9,363	19,123	17,791
Long Term Incentive Plan funded by Lone Star	—	15,842	—	20,013
Total costs and operating expenses	93,907	106,721	182,822	190,995
Operating income	23,208	4,275	45,778	12,177
Other income/(expense), net	6	31	160	(417)
Interest expense, net	(3,648)	(4,184)	(7,346)	(8,405)
Income before losses from equity method investment and (provision for)/benefit from income tax	19,566	122	38,592	3,355
Losses from equity method investment	(240)	(311)	(435)	(252)
Income/(loss) before (provision for)/benefit from income taxes	19,326	(189)	38,157	3,103
(Provision for)/benefit from income taxes	(6,604)	63	(12,934)	(1,209)
Net income/(loss)	$12,722	$(126)	$25,223	$1,894

Net income per share:
Basic	$0.31	$—	$0.61	$0.04
Diluted	$0.31	$—	$0.61	$0.04
Weighted average shares outstanding:
Basic	40,670,650	43,606,410	41,097,472	43,840,105
Diluted	40,717,162	43,606,410	41,128,466	43,876,757

Continental Building Products, Inc.
Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
	(unaudited)
	(in thousands)
Assets:
Cash and cash equivalents	$15,726	$14,729
Receivables, net	37,810	35,812
Inventories	26,199	27,080
Prepaid and other current assets	6,897	6,448
Total current assets	86,632	84,069
Property, plant and equipment, net	312,122	326,407
Customer relationships and other intangibles, net	88,500	94,835
Goodwill	119,945	119,945
Equity method investment	8,696	9,262
Debt issuance costs	315	450
Total Assets	$616,210	$634,968
Liabilities and Shareholders' Equity:
Liabilities:
Accounts payable	$22,799	$22,788
Accrued and other liabilities	11,585	12,334
Total current liabilities	34,384	35,122
Deferred taxes and other long-term liabilities	12,514	12,537
Notes payable, non-current portion	262,616	286,543
Total liabilities	309,514	334,202
Equity:
Undesignated preferred stock, par value $0.001 per share; 10,000,000 shares authorized, no shares issued and outstanding at June 30, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value per share; 190,000,000 shares authorized; 44,191,370 and 44,145,080 shares issued at June 30, 2016 and December 31, 2015, respectively; 40,513,182 and 41,750,031 shares outstanding at June 30, 2016 and December 31, 2015, respectively	44	44
Additional paid-in capital	321,250	319,817
Less: Treasury stock	(70,489)	(48,479)
Accumulated other comprehensive loss	(4,057)	(5,341)
Accumulated earnings	59,948	34,725
Total equity	306,696	300,766
Total liabilities and equity	$616,210	$634,968

Continental Building Products, Inc.
Consolidated Statements of Cash Flows
(unaudited)

	For the Six Months Ended
	June 30, 2016	June 30, 2015
	(in thousands)
Cash flows from operating activities:
Net income	$25,223	$1,894
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,788	26,270
Bad debt expense/(recovery)	28	(250)
Amortization of debt issuance costs and debt discount	1,207	1,106
Loss on disposal of property, plant and equipment	41	—
Losses from equity method investment	435	252
Share based compensation	1,152	407
Deferred taxes	268	457
Change in assets and liabilities:
Receivables	(1,973)	(1,890)
Inventories	1,053	(1,505)
Prepaid expenses and other current assets	(534)	222
Accounts payable	(620)	(1,302)
Accrued and other current liabilities	(152)	(3,120)
Other long term liabilities	(413)	(93)
Net cash provided by operating activities	49,503	22,448
Cash flows from investing activities:
Capital expenditures	(1,765)	(1,733)
Software purchased or developed	(356)	(554)
Capital contributions to equity method investment	(226)	—
Distributions from equity method investment	356	583
Net cash used in investing activities	(1,991)	(1,704)
Cash flows from financing activities:
Capital contribution from Lone Star Funds	—	19,893
Proceeds from exercise of stock options	20	—
Principal payments for First Lien Credit Agreement	(25,000)	(20,000)
Payments to repurchase common stock	(22,010)	(20,036)
Net cash used in financing activities	(46,990)	(20,143)
Effect of foreign exchange rates on cash and cash equivalents	475	(389)
Net change in cash and cash equivalents	997	212
Cash, beginning of period	14,729	15,627
Cash, end of period	$15,726	$15,839

Reconciliation of Non-GAAP Measures
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, Generally Accepted Accounting Principles (GAAP). This release presents EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share, as supplemental performance measures because management believes that they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results under GAAP while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. Furthermore, the Company's Board of Director compensation committee uses non-GAAP EBITDA to evaluate management's compensation. Management also believes that EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share are useful to investors because they allow investors to view the business through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods.
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share may not be comparable to similarly titled measures of other companies because other companies may not calculate EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share in the same manner. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share are not measurements of the Company’s financial performance under GAAP and should not be considered in isolation or as alternatives to net income or earnings per share determined in accordance with GAAP or any other financial statement data presented as indicators of financial performance or liquidity, each as calculated and presented in accordance with GAAP.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA
	For the Three Months Ended		For the Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(in thousands)
Net income/(loss)	$12,722	$(126)	$25,223	$1,894
Adjustments:
Other (income)/expense, net	(6)	(31)	(160)	417
Interest expense, net	3,648	4,184	7,346	8,405
Losses from equity method investment	240	311	435	252
Provision for/(benefit from) income taxes	6,604	(63)	12,934	1,209
Depreciation and amortization	11,842	13,141	23,788	26,270
EBITDA—Non-GAAP Measure	35,050	17,416	69,566	38,447
Long Term Incentive Plan Funded by Lone Star (a)	—	15,842	—	20,013
Adjusted EBITDA—Non-GAAP Measure	35,050	33,258	69,566	58,460
Adjusted EBITDA Margin - Adjusted EBITDA as a percentage of net sales - Non-GAAP Measure	29.9%	30.0%	30.4%	28.8%

(a)	Represents expense recognized pursuant to the Long Term Incentive Plan sponsored by an affiliate of Lone Star (the "LTIP"). The amounts were funded by the affiliate of Lone Star.

Reconciliation of GAAP Net Income/(Loss) and Earnings Per Share (EPS) to Non-GAAP Adjusted Net Income and Adjusted EPS
	For the Three Months Ended		For the Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(dollars in thousands, except per share amounts)
Net income/(loss) - GAAP Measure	$12,722	$(126)	$25,223	$1,894
Long Term Incentive Plan funded by Lone Star, after tax (a)	—	10,293	—	13,020
Adjustment net income - non-GAAP measure	$12,722	$10,167	$25,223	$14,914

Earnings per share - GAAP measure	$0.31	$—	$0.61	$0.04
Long Term Incentive Plan funded by Lone Star, after tax	—	0.23	—	0.30
Adjusted earnings per share - non-GAAP measure	$0.31	$0.23	$0.61	$0.34

(a)	Represents expense recognized pursuant to the LTIP. All amounts were funded by an affiliate of Lone Star.

Other Financial and Operating Data:
	For the Three Months Ended		For the Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(dollars in thousands, except mill net)
Capital expenditures and software purchased or developed	$1,854	$1,270	$2,121	$2,287
Wallboard sales volume (million square feet)	643	567	1,260	1,036
Mill net sales price (a)	$144.86	$156.85	$144.74	$157.13

(a)	Mill net sales price represents average selling price per thousand square feet net of freight and delivery costs.

Interim Volumes and Mill Net Prices (Unaudited)
	For the Three Months Ended
	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016
Volumes (million square feet)	567	567	596	617	643
Mill net Price per MSF - Total	$156.85	$153.05	$148.37	$144.62	$144.86
Mill net Price per MSF - U.S. only	$161.41	$157.05	$151.74	$147.54	$148.15